Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Christine Regan
Senior Director, Corporate Communications	(617) 692-0522
(781) 860-8533	reganc@fleishman.com
eileen.mcintyre@cubist.com

CUBIST PHARMACEUTICALS REPORTS SECOND QUARTER 2005 RESULTS;

TOTAL REVENUES $28.3 MILLION; NET PRODUCT REVENUES $25.6 MILLION, UP 23% OVER Q1

LOSS PER SHARE IMPROVES TO 15 CENTS

EARNINGS CONFERENCE CALL & WEBCAST TODAY (WITH SLIDES) AT 5:00 PM ET

Lexington, MA, July 20, 2005 — Cubist Pharmaceuticals, Inc. (Nasdaq:  CBST) today reported results for the second quarter ended June 30, 2005.  Net product revenues for the second quarter of 2005 totaled $25.6 million, compared to $13.3 million for the second quarter of 2004.  Consistent with management’s guidance, CUBICIN continues to show strong revenue growth, with a 23% increase over the first quarter of 2005.  Net product revenue guidance is reiterated at $110-120 million in CUBICIN sales for 2005.

Net loss for the second quarter of 2005 was $7.7 million, or $0.15 per share, compared to $17.9 million or $.44 per share for the second quarter of 2004.

Total revenue for the second quarter of 2005 was $28.3 million, compared to $14.7 million for the second quarter of 2004. The increase was attributable primarily to the significant growth in net product sales of CUBICIN and the recognition of $1.0 million of development revenue related to Cubist’s license agreement with Chiron.

Research and development expense for the second quarter of 2005 was $12.6 million, compared to $13.0 million for the second quarter of 2004.  This decrease is primarily due to a non-recurring up-front fee paid in the second quarter of 2004 related to Cubist’s license agreement with XTL Biopharmaceuticals, Ltd. which is partially offset by increased manufacturing development costs incurred in the second quarter of 2005 associated with Cubist’s license agreement with Chiron.

Sales and marketing expense was $10.1 million for the second quarter of 2005, compared to $7.7 million for the second quarter of 2004.  This increase is attributable primarily to the expansion of Cubist’s sales force in the first quarter of 2005 resulting in higher payroll and other employee related expenses as well as higher marketing and promotional expenses in 2005 as compared to 2004.

Other expense, net for the second quarter of 2005 was $1.7 million, compared to $2.7 million for the second quarter of 2004.  This decrease reflects lower interest expense charges in 2005 due to the repayment of $29.0 million of debt at the end of 2004 as well as an increase in interest income due to a higher average cash balance and higher interest rates in the second quarter of 2005, compared to the second quarter of 2004.

As of June 30, 2005, Cubist had $107.3 million in cash, cash equivalents and investments. The total number of common shares outstanding at June 30, 2005 was 53,425,861.

*****************CONFERENCE CALL & WEBCAST INFORMATION******************

WHEN:  Wednesday, July 20, 2005 at 5:00 pm ET

LIVE DOMESTIC & CANADA CALL-IN:  (800) 473-6123

LIVE INTERNATIONAL CALL-IN:  (973) 582-2706

24-HOUR REPLAY DOMESTIC & CANADA:  (877) 519-4471

REPLAY Digital Pin # 6181235

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:  www.cubist.com

Replay will be available for 30 days via the Internet;

a transcript of the call will be filed with the SEC and will also be available upon request

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About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective products that meet unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides.  CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. with activity against both methicillin-susceptible and methicillin-resistant Staphylococcus aureus (MSSA and MRSA) in complicated skin and skin structure infections.  The Company has announced that its Phase 3 Staphylococcus aureus (S. aureus) endocarditis and bacteremia trial of CUBICIN® (daptomycin for injection) at 6 mg/kg once daily met its primary endpoints of non-inferiority in the intent-to-treat (ITT) and per protocol (PP) populations. Cubist expects to file a supplemental New Drug Application (sNDA) before year-end 2005 seeking priority review for approval to add S. aureus endocarditis and bacteremia to the indication statement for CUBICIN.  Cubist’s pipeline includes HepeX-B™, a monoclonal antibody biologic currently in the second of two Phase 2 trials to determine its potential for the prevention of infection by the Hepatitis B virus (HBV) in liver transplant patients, and research efforts focused on novel members of the lipopeptide class of molecules and on natural products discovery.  Cubist is headquartered in Lexington, MA.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payors, and the medical community generally; (ii) Cubist’s ability to continue to develop, secure additional regulatory approvals for, and successfully market, CUBICIN; (iii) Cubist’s expectations regarding our ability to continue to manufacture sufficient quantities of CUBICIN in accordance with current Good Manufacturing Practices; (iv) commercialization of products that are competitive with CUBICIN; (v) Cubist’s ability to discover or in-license drug candidates; (vi) Cubist’s ability to successfully develop drug candidates in its pipeline, including HepeX-B™ ; (vii) Cubist’s ability to successfully commercialize any product or technology developed by Cubist; (viii) Cubist’s ability to establish and maintain successful manufacturing, sales and marketing, distribution, and development collaborations; (ix) legislative or regulatory changes adversely affecting Cubist or the biopharmaceutical industry; (x) Cubist’s expectations regarding the future market demand and medical need for CUBICIN;  (xi) Cubist’s ability to protect its intellectual property and proprietary technologies; and (xii) Cubist’s ability to finance its operations .  Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.; HepeX-B is a trademark of XTL Biopharmaceuticals Ltd.

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Additional information can be found at Cubist’s web site at www.cubist.com

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	June 30, 2005	December 31, 2004
ASSETS
Cash, cash equivalents and investments	$107,330	$128,417
Accounts receivable, net	10,572	9,854
Inventory	9,102	4,891
Property and equipment, net	46,920	47,948
Other assets	41,652	24,798

Total assets	$215,576	$215,908

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$24,728	$24,917
Deferred revenue	2,117	4,950
Debt and capital lease obligations	165,137	165,195
Total liabilities	191,982	195,062

Total stockholders’ equity	23,594	20,846

Total liabilities and stockholders’ equity	$215,576	$215,908

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Revenues:
Product revenues, net	$25,642	$13,257	$46,531	$19,538
License fee revenues	1,417	1,417	2,909	2,834
Collaborative agreement and other revenues	1,196	61	2,497	834
Total revenues	28,255	14,735	51,937	23,206

Costs and expenses:
Cost of product revenues	7,371	4,538	14,296	6,963
Research and development	12,636	13,035	26,379	26,496
Sales and marketing	10,083	7,714	19,628	16,263
General and administrative	4,241	4,622	9,003	9,199
Total costs and expenses	34,331	29,909	69,306	58,921

Operating loss	(6,076)	(15,174)	(17,369)	(35,715)

Other expense, net:
Interest income	795	488	1,555	911
Interest expense	(2,459)	(3,172)	(4,918)	(6,347)
Other income (expense)	(8)	(16)	102	34
Total other expense, net	(1,672)	(2,700)	(3,261)	(5,402)

Net loss	$(7,748)	$(17,874)	$(20,630)	$(41,117)

Basic and diluted net loss per common share	$(0.15)	$(0.44)	$(0.39)	$(1.02)

Basic and diluted weighted average number of common shares	53,292,670	40,229,276	52,404,707	40,185,742